Exhibit 10.2

EXECUTION COPY

GUARANTEE AND PLEDGE AGREEMENT

made by

CHENIERE ENERGY, INC.,

CHENIERE LNG HOLDINGS, LLC,

CHENIERE FLNG-GP, LLC and

CHENIERE SUBSIDIARY HOLDINGS, LLC

in favor of

THE BANK OF NEW YORK,

as Administrative Agent

Dated as of May 31, 2007

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SCHEDULES
Schedule 1	Notice Addresses
Schedule 2	Description of Pledged Stock
Schedule 3	Filings and Other Actions Required to Perfect Security Interest
Schedule 4	Jurisdiction of Organization and Location of Chief Executive Office

GUARANTEE AND PLEDGE AGREEMENT, dated as of May 31, 2007, made by CHENIERE ENERGY, INC. (the “Parent”), CHENIERE LNG HOLDINGS, LLC (“CLH”, and, together with the Parent, the “Guarantors”), CHENIERE SUBSIDIARY HOLDINGS, LLC (the “Borrower”), CHENIERE FLNG-GP, LLC (“CFG”, and, together with CLH and the Borrower, the “Grantors”), in favor of THE BANK OF NEW YORK, as Administrative Agent (in such capacity, the “Administrative Agent”) for the several lenders (the “Lenders”) from time to time parties to the Credit Agreement, dated as of May 31, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and the Administrative Agent.

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans (as defined in the Credit Agreement) to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes the Guarantors;

WHEREAS, the Guarantors will derive substantial direct and indirect benefit from the making of the Loans under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make the Loans to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Administrative Agent and Lenders;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make Loans to the Borrower thereunder, each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Administrative Agent and Lenders, as follows:

SECTION 1. DEFINED TERMS

1.1. Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) The following terms shall have the following meanings:

“Agreement”: this Guarantee and Pledge Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Certificated Security”: as defined in the New York UCC.

“Collateral”: as defined in Section 3.

“Grantors”: CLH, CFG and the Borrower.

“Investments”: as defined in Section 6.10.

“Issuer”: the collective reference to each issuer of (i) Investment Property as such term is defined in Section 9-102(a)(49) of the New York UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Stock.

“Materials of Environmental Concern” means any waste, pollutant, contaminant or any hazardous, toxic or deleterious substance or material, including petroleum, petroleum products, natural gas, liquefied natural gas, brine, drilling mud, natural gas liquids, naturally occurring radioactive material, asbestos, asbestos-containing materials, polychlorinated biphenyls and any other material that could result in the imposition of Liability under any Environmental Law.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock that may be issued or granted to, or held by, the Grantors.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions or payments with respect thereto.

“Responsible Officer”: the chief executive officer, president, chief financial officer or treasurer of the applicable Guarantor or Grantor, but in any event, with respect to financial matters, its chief financial officer or treasurer.

“Sabine Pass LNG, L.P. Senior Notes Indenture” shall mean the indenture entered into by Sabine Pass LNG, L.P. and its general partner, Sabine Pass LNG-GP, Inc., dated as of November, 9, 2006, in connection with the issuance of Senior Notes (as defined therein), together with all instruments and other agreements entered into by Sabine Pass LNG, L.P. and Sabine Pass LNG-GP, Inc. in connection therewith.

1.2. Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. GUARANTEE

2.1. Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

(c) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2. or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d) The guarantee contained in this Section 2. shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2. shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations.

(e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full and the Commitments are terminated.

2.2. No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.3. Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2. or any property subject thereto.

2.4. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2. or acceptance of the guarantee contained in this Section 2. ; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2. ; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2. shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (1) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (2) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (3) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under the guarantee contained in this Section 2. , in bankruptcy or in any other instance (other than the payment of the Obligations in cash in full).

When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5. Reinstatement. The guarantee contained in this Section 2. shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.6. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Payment Office specified in the Credit Agreement.

SECTION 3. GRANT OF SECURITY INTEREST

Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, a security interest in all Pledged Stock listed on Schedule 2 in which such Grantor now has or at any time in the future may acquire any right, title or interest and all Proceeds thereof (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. In addition, each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the benefit of Crest, a separate and distinct security interest in the Collateral as security for the Crest Obligations. The Lien on the Collateral of the Administrative Agent for the benefit of the Lenders is expressly subordinated and junior in priority to the Lien on the Collateral of the Administrative Agent for the benefit of Crest (i) regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances and (ii) notwithstanding any provision of the Uniform Commercial Code or any applicable law.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make Loans to the Borrower thereunder, each of each Guarantor and each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

4.1. Corporate Existence; Compliance with Law. It and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly authorized and licensed under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such authorization or license, (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (e) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings which can be obtained or made by taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not have a Material Adverse Effect.

4.2. Power; Authorization; Enforceable Obligations. It has the power and authority, and the legal right, to make, deliver and perform this Agreement and has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except the filings and other actions required by Section 4.7. This Agreement has been duly executed and delivered on its behalf. This Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

4.3. No Legal Bar. The execution, delivery and performance of this Agreement will not violate any Requirement of Law or Contractual Obligation of it or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to this Agreement).

4.4. Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to its knowledge, threatened by or against it or any of its Subsidiaries or against any of its or their respective properties or revenues (x) with respect to this Agreement or any of the transactions contemplated hereby or thereby, or (y) which would reasonably be expected to have a Material Adverse Effect.

4.5. No Default. It is not in default under or with respect to (a) any of its Contractual Obligations (other than the Crest Obligations) in any respect that would reasonably be expected to have a Material Adverse Effect or (b) the Crest Obligations.

4.6. Title; No Other Liens. In the case of each Grantor, except for the security interest granted to the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders pursuant to this Agreement and the Lien securing the Crest Obligations, it owns each item of the Collateral pledged by it hereunder free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of such Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement.

4.7. Perfected First Priority Liens. In the case of each Grantor, the security interests granted pursuant to this Agreement upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral pledged by such Grantor in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any such Collateral from such Grantor and are prior to all other Liens on the Collateral in existence on the date hereof, except for the Lien securing the Crest Obligations.

4.8. Jurisdiction of Organization; Chief Executive Office. In the case of each Grantor, on the date hereof, its jurisdiction of organization, identification number from its jurisdiction of organization (if any), and the locations of its chief executive office or sole place of business are specified on Schedule 4. Each of each Guarantor and each Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization documents and a good standing certificate as of a date which is recent to the date hereof.

4.9. Pledged Stock. In the case of each Grantor:

(a) The shares of Pledged Stock pledged by it hereunder (other than the Pledged Stock of CQP) constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer of Pledged Stock owned by such Grantor.

(b) All the shares of such Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c) It is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and the Liens securing the Crest Obligations.

4.10. Financial Condition. The audited consolidated balance sheets of the Parent and its Subsidiaries as of December 31, 2004, December 31, 2005 and December 31, 2006, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from [UHY, LLP], present fairly in all material respects the consolidated financial condition of the Parent and its Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

4.11. Investment Company Act; Other Regulations. Neither the Parent nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. Neither the Parent nor any of its Subsidiaries is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

4.12. Accuracy of Information, etc. The information in all financial statements provided pursuant to Section 4.10 above fairly represents in all material respects the financial condition of the Parent and its Subsidiaries as of such dates and the results of their operations for the fiscal periods ended on such dates all in accordance with GAAP. The certifications set forth in each certificate delivered by it on the date hereof are true and correct in all material respects. As of the date hereof, there is no fact known to it that would reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

4.13. Solvency. It is, and after giving effect to this Agreement and obligations being incurred in connection herewith and therewith will be Solvent.

4.14. No Change. Since December 31, 2006, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.

4.15. Taxes. Each of the Parent, the Borrower and their Subsidiaries has filed or caused to be filed all federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Parent, the Borrower or their Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of Parent and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

4.16. Environmental Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(a) the facilities and properties currently or formerly owned, leased or operated by the Parent and any of its Subsidiaries (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

(b) neither the Parent nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by the Parent and any of its Subsidiaries (the “Business”), nor does the Parent have knowledge or reason to believe that any such notice will be received or is being threatened;

(c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

(d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Parent, threatened, under any Environmental Law to which the Parent or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law;

(e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Parent or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

(f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(g) neither the Parent nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

4.17. Federal Regulations. No part of the proceeds of any Loans will be used for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower shall furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

4.18. Subsidiaries. Except as disclosed to the Administrative Agent by the Parent in writing prior to the Closing Date, CLH does not have any Subsidiaries other than those listed on Schedule 2 to the Credit Agreement.

4.19. ERISA. Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA), and, on and after the effectiveness of the Pension Act, no failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan whether or not waived, has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during the five-year period prior to the date on which this representation is made and, on and after the effectiveness of the Pension Act, no Plan is, or is expected to be, in “at risk” status (within the meaning of Title IV of ERISA). The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Parent nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Parent nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Parent or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No Multiemployer Plan is in Reorganization, Insolvent or, is or is reasonably expected to be, in endangered or critical status within the meaning of Section 305 of ERISA.

SECTION 5. AFFIRMATIVE COVENANTS

Each of each Guarantor and each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, it shall:

5.1. Financial Statements. In the case of Parent and CQP, furnish to the Administrative Agent and each Lender as soon as available, each financial statement required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, provided that no such information shall be required to be furnished to the Administrative Agent or the Lenders if such information has been filed with the Securities and Exchange Commission, and is of public record, and provided further that Parent and/or CQP, as applicable, shall so furnish to the Administrative Agent and each Lender equivalent audited and unaudited financial statements if either is no longer required to file the same pursuant to such Act, in each case when such statements would otherwise be required to be so filed. All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

5.2. Certificates; Other Information. Furnish to the Administrative Agent for delivery to each Lender, promptly, such additional financial and other information as the Administrative Agent on behalf of any Lender may from time to time reasonably request.

5.3. Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence; provided that, subject to meeting any applicable requirements herein, any such entity is permitted to convert from its current status to a limited liability company, limited partnership or corporation on appropriate notice to the Administrative Agent and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in the case of clause (ii) above, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Requirements of Law, except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.4. Notices. Promptly give notice to the Administrative Agent and each Lender of:

(a) the occurrence of any Default or Event of Default;

(b) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement and any Liens securing the Crest Obligations) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder;

(c) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby;

(d) any (i) default or event of default under any Contractual Obligation of it or its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between it or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;

(e) any litigation or proceeding affecting any Guarantor or its Subsidiaries which would reasonably be expected to have a Material Adverse Effect or which relates to any Loan Document;

(f) the following events, as soon as possible and in any event within 30 days after it knows or has reason to know thereof where the liability expected to be imposed on the Guarantor and its Subsidiaries as a result of such event exceeds $5,000,000: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, (ii) on an after the effectiveness of the Pension Act, a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Title IV of ERISA), or (iii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

(g) on and after the effectiveness of the Pension Act, copies of (i) any documents described in Section 101(k) of ERISA that the Guarantor or any Commonly Controlled Entity may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that the Guarantor or any Commonly Controlled Entity may request with respect to any Multiemployer Plan; provided, that if the Guarantor or any Commonly Controlled Entity has not requested such documents or notices from the administrator or sponsor of the Guarantor or the Commonly Controlled Entity(ies) shall as soon as reasonably practicable following written request from the Administrative Agent (which request shall not be made more frequently than once per year) make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices as soon as reasonably practicable after receipt thereof; and

(h) any development or event that has had or would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.4 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

5.5. Delivery of Certificated Securities. If any of the Pledged Stock or any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Certificated Security, such Certificated Security shall be promptly delivered to the Administrative Agent, duly endorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

5.6. Pledged Stock. (a) If any of the Grantors shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Pledged Stock, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, it shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same promptly to the Administrative Agent in the exact form received, duly endorsed by it to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by it and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations and the Crest Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations and the Crest Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations and the Crest Obligations. If any sums of money or property so paid or distributed in respect of the Pledged

Stock shall be received by it, it shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent and the Lenders, segregated from its other funds, as additional collateral security for the Obligations and the Crest Obligations.

(b) Without the prior written consent of the Administrative Agent, no Grantor will (i) vote to enable, or take any other action to permit, any Issuer (other than CQP) of Pledged Stock owned by it to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of such Issuer, in each case, to any other Person, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, such Pledged Stock or Proceeds thereof except as permitted pursuant to Section 6.1, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of such Pledged Stock or Proceeds thereof, or any interest therein, except as permitted pursuant to Section 6.4 or (iv) enter into any agreement or undertaking restricting the right or ability of it or the Administrative Agent to sell, assign or transfer any of such Pledged Stock or Proceeds thereof.

5.7. Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

5.8. Conduct of Business. The Parent and its Subsidiaries shall continue to be principally engaged in the energy business, including, exploration and production of liquid natural gas, oil and gas transportation (including shipping), refining and other midstream activities, power generation, trading and other related businesses, and the acquisition, disposition and processing of liquefied natural gas. Each Grantor (other than CLH) will limit itself to the business activities of owning the Collateral owned by it and the activities related thereto.

5.9. Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, recording qualification or authorization of any Governmental Authority, it will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lenders may be required to obtain from it for such governmental consent, approval, recording, qualification or authorization.

SECTION 6. NEGATIVE COVENANTS

Each Guarantor and each Grantor hereby agrees that, so long as any Loan or other amount is owing to any Lender or Administrative Agent hereunder:

6.1. Disposition of Property. No Grantor will Dispose of all or any portion of the Collateral except that such Disposition is permitted to a Person other than an Affiliate of such Grantor subject to compliance with Section 3.2(a) of the Credit Agreement. CLH will not Dispose of any of the Capital Stock of CQP-GP or permit CQP-GP to Dispose of the general partnership interest in CQP.

6.2. Negative Pledge Clauses. Except pursuant to the Crest Settlement Documents, the Parent will not, and will not permit any of its Subsidiaries to, enter into or suffer to exist or become effective any agreement that prohibits, limits or imposes any condition upon the ability of the Grantors to create, incur, assume or suffer to exist any Lien upon any of the Collateral, whether now owned or hereafter acquired, to secure the Obligations.

6.3. Changes in Locations, Name, etc. No Grantor will, except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent, to maintain the validity, perfection and priority of the security interests provided for herein:

(i) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.8; or

(ii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

6.4. Liens. No Grantor will create, incur, assume or suffer to exist any Lien upon any of the Collateral or the Capital Stock of CQP-GP or the general partnership interest in CQP, whether now owned or hereafter acquired, except for:

(a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on its books, in conformity with GAAP; and

(b) Liens created pursuant to this Agreement.

6.5. Indebtedness. No Grantor (other than CLH) will create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except any Indebtedness created pursuant to any Loan Document and the Crest Obligations.

6.6. [Reserved].

6.7. Sabine Pass LNG, LP Senior Note Indenture. The Parent will not, and will not permit any of its Subsidiaries to, to take any actions to cause an acceleration of the Sabine Pass LNG, L.P. Senior Notes Indenture.

6.8. Transactions with Affiliates. No Grantor (other than CLH) will directly or indirectly enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate unless such transaction is (a) not otherwise expressly prohibited under this Agreement, (b) in the ordinary course of business of the relevant Grantor, and (c) upon fair and reasonable terms no less favorable to the relevant Grantor than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, other than equity contributions to the Grantors which may in turn be contributed to Subsidiaries of the Grantors. In addition, the foregoing shall not prohibit Parent and its Subsidiaries from entering into tax sharing arrangements.

6.9. No Intermediate Holding Companies. No Grantor will create or permit to be created any new Subsidiaries in the chain of ownership between it and either of CQP-GP or Freeport LNG Development, L.P., or between CQP-GP and CQP.

6.10. Investments. No Grantor (other than CLH) will make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except (i) Borrower is permitted to make the loan from Borrower to Parent as contemplated by Section 4.13 of the Credit Agreement (which the Borrower shall not forgive) and (ii) each such Grantor is permitted to make Investments in Cash Equivalents; provided that it may make Investments in its Subsidiaries in amounts equal to any capital contributions made to it for such purpose.

6.11. Fundamental Changes. No Grantor will enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business except to the extent permitted pursuant to Section 5.3, 6.1 or 6.10.

6.12. Clauses Restricting Subsidiary Distributions. None of the Grantors or the Guarantors will, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any consensual encumbrance or restriction on the right of CQP, Freeport LNG Development, L.P. or Cheniere FLNG, L.P. to make distributions in respect of their Capital Stock, except pursuant to the Loan Documents.

6.13. Cheniere FLNG, L.P. No Guarantor or Grantor will permit Cheniere FLNG, L.P. to Dispose of its limited partner interest in Freeport LNG Development, L.P. except that such Disposition is permitted (a) to CQP or its Subsidiaries, (b) to a Person other than an Affiliate of Cheniere FLNG, L.P. or (c) to the extent, if any, required pursuant to the limited partnership agreement of Freeport LNG Development, L.P. in a transaction initiated by another partner thereof, in any such case for reasonably equivalent value (except to the extent otherwise provided in such limited partnership agreement in the case of a Disposition referred to in clause

(c) of this section). No Guarantor or Grantor will permit Cheniere FLNG, L.P. to create, incur, assume or suffer to exist any Lien upon its limited partner interest in Freeport LNG Development, L.P., except for Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on its books, in conformity with GAAP. Cheniere FLNG, L.P. will not create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness. No Guarantor or Grantor will permit Cheniere FLNG, L.P. to directly or indirectly enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate, except in accordance with the standards set forth in Section 6.8 as if it were a Grantor. No Guarantor or Grantor will permit Cheniere FLNG, L.P. to create any new Subsidiaries in the chain of ownership between it and Freeport LNG Development, L.P. No Guarantor or Grantor will permit Cheniere FLNG, L.P. to make any Investment in any Affiliate other than CQP, Freeport LNG Development, L.P. and their respective Subsidiaries, and will receive reasonably equivalent value for any Investment not prohibited hereunder (except to the extent set forth in the first sentence of this section). Except as part of a transaction not prohibited by this Section 6.13, Cheniere FLNG, L.P. will not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business.

SECTION 7. REMEDIAL PROVISIONS

7.1. Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Grantors of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 8.1(b), the Grantors shall be permitted to receive all cash dividends paid in respect of the Pledged Stock, and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations and the Crest Obligations in the order set forth in Section 7.3, and (ii) any or all of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (1) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders or otherwise and (2) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any of the Grantors or the Administrative Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Grantors to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs any Issuer of any Pledged Stock pledged by it hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (1) states that an Event of Default has occurred and is continuing and (2) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and such Grantor agrees that the Issuers shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Stock directly to the Administrative Agent.

7.2. Proceeds to be Turned Over to Administrative Agent. If an Event of Default shall occur and be continuing, all Proceeds of the Collateral received by any Grantor consisting of cash, checks and other near-cash items shall be held by it in trust for the Administrative Agent and the Lenders, segregated from its other funds, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Administrative Agent, if required). All Proceeds of the Collateral received by the Administrative Agent hereunder shall be held by the Administrative Agent in a collateral account maintained under its sole dominion and control. All Proceeds of the Collateral while held by the Administrative Agent in a collateral account (or by any Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and the Crest Obligations and shall not constitute payment thereof until applied as provided in Section 7.3.

7.3. Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2. , in payment of the Obligations and the Crest Obligations in the following order:

First, if the Administrative Agent shall have received a Crest Remedy Instruction, to pay the amount due as specified in such Crest Remedy Instruction;

Second, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

Third, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then due and owing and remaining unpaid to the Lenders;

Fourth, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then held by the Lenders; and

Fifth, any balance of such Proceeds remaining after the Obligations and the Crest Obligations shall have been paid in full and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

7.4. Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations and the Crest Obligations in accordance with Section 7.3, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to the Grantors. To the extent permitted by applicable law, each Grantor and Guarantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition.

7.5. Waiver; Deficiency. Each of the Borrower and each Guarantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

7.6. Remedies Available to Crest. If Crest shall have delivered a Crest Remedy Instruction to the Administrative Agent and, pursuant to Section 9.10 of the Credit Agreement, the Lenders shall have advanced on behalf of the Borrower the amount of the payment default with respect to which such Crest Remedy Instruction was given within five (5) Business Days of receipt of the Crest Remedy Instruction by the Administrative Agent, the Administrative Agent will pay to Crest forthwith the amount so advanced. If Crest shall have delivered a Crest Remedy Instruction to the Administrative Agent and the Lenders shall have elected to not advance such amounts on behalf of the Borrower pursuant to Section 9.10 of the Credit Agreement and the amount of the payment default with respect to which the Crest Remedy Instruction was given shall not have been paid within five (5) Business Days of receipt of the Crest Remedy Instruction by the Administrative Agent, the Administrative Agent for the benefit of Crest shall have all of the rights and remedies with respect to the Collateral of a secured party under the New York UCC. Immediately upon receipt of a Crest Remedy Instruction, the Administrative Agent shall notify the Lenders, the Parent and the Grantors of its receipt of such Crest Remedy Instruction and provide each of them with a copy.

SECTION 8. THE ADMINISTRATIVE AGENT

8.1. Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) Subject to the last sentence of this Section 9.1, each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead and in its name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under the Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under the Collateral whenever payable;

(ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iii) execute, in connection with any sale provided for in Section 7.4, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iv) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (4) defend any suit, action or proceeding brought against any Grantor with respect to any Collateral; (5) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (6) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Guarantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantors might do.

Anything in this Section 8.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 8.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the Guarantors, shall be payable by the Guarantors to the Administrative Agent on demand.

(d) Each of the Grantors hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

8.2. Duty of Administrative Agent. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any

Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantors or any other Person for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

8.3. Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Guarantors in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. The Guarantors hereby ratify and authorize the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

8.4. Authority of Administrative Agent. Each of the Grantors acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Administrative Agent and the Lenders with full and valid authority so to act or refrain from acting, and the Grantors shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

8.5. Fiduciary. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall have no fiduciary relationship with any Person related to this Agreement or the duties to be performed hereunder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

8.6. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

8.7. Exculpatory Provisions. Neither the Administrative Agent nor any of their respective officers, directors, employees, the Administrative Agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any Person for any recitals, statements, representations or warranties made by any Person contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of any party hereto to perform its obligations hereunder or (iii) liable for any special, exemplary, punitive or consequential damages. The Administrative Agent shall not be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Guarantor or Grantor.

8.8. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Lenders, Guarantors, Grantors or Crest), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders and Crest as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders and Crest against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders or after receipt of a Crest Remedy Instruction from Crest, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

8.9. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.

8.10. Conflicts. The terms of this Agreement require the Administrative Agent to act in multiple capacities and all Persons waive any conflict of interest, now contemplated or arising hereafter, in connection herewith and agrees not to assert against Administrative Agent any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto and agree that in the event that Administrative Agent receives conflicting instructions or otherwise reasonably believes that a conflict exists that Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement until the conflict has been resolved to its satisfaction, (which resolution may include the receipt of an opinion from a court of competent jurisdiction).

SECTION 9. MISCELLANEOUS

9.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Administrative Agent in accordance with Section 10.1 of the Credit Agreement.

9.2. Notices. All notices, requests and demands to or upon the Administrative Agent or any other party hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor or Grantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

9.3. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.4. Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay, or reimburse the Administrative Agent for, all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2. or otherwise enforcing or preserving any rights under this Agreement, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Administrative Agent.

(b) Each Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

9.5. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Guarantors and the Grantors and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Guarantor or Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

9.6. Set-Off. Each of each Guarantor and each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to the Guarantors or the Grantors, any such notice being expressly waived by them, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for its credit or account or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of the Guarantors to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against the Guarantors, in any currency, whether arising hereunder or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify the Guarantors promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

9.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

9.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.10. Integration. This Agreement and the other Loan Documents represent the agreement of the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

9.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.12. Submission To Jurisdiction; Waivers. Each Guarantor and each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York sitting in the County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address referred to in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

9.13. Acknowledgments. Each of each Guarantor and each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Guarantor or Grantor arising out of or in connection with this Agreement, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors, the Grantors and the Lenders.

9.14. Releases. At such time as the Loans and the other Obligations then due and payable shall have been paid in full, this Agreement, the security interests created herein (including the security interests created in favor of Crest) and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor and Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of such Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Guarantor shall reasonably request to evidence such termination.

9.15. WAIVER OF JURY TRIAL. EACH OF EACH GUARANTOR AND EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE ADMINISTRATIVE AGENT AND EACH LENDER, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

CHENIERE ENERGY, INC.

By:	/s/ Graham A. McArthur
Graham A. McArthur
Title:	Treasurer

CHENIERE LNG HOLDINGS, LLC

By:	/s/ Graham A. McArthur
Graham A. McArthur
Title:	Treasurer

CHENIERE FLNG-GP, LLC

By:	/s/ Graham A. McArthur
Graham A. McArthur
Title:	Treasurer

CHENIERE SUBSIDIARY HOLDINGS, LLC

By:	/s/ Graham A. McArthur
Graham A. McArthur
Title:	Treasurer

Schedule 1

NOTICE ADDRESSES OF GUARANTORS AND GRANTORS

Cheniere Energy, Inc.

Cheniere LNG Holdings, LLC

Cheniere Subsidiary Holdings, LLC

Cheniere FLNG-GP, LLC

700 Milam Street, Suite 800

Houston, Texas 77002

Attention: Treasurer

Telecopy: 713-375-6000

Telephone: 713-375-5000

In each case, with a copy to:

Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, Texas 77002

Attention: Geoffrey Walker

Telecopy: 713-220-4285

Telephone: 713-220-475

Schedule 2

DESCRIPTION OF PLEDGED STOCK

Issuer	Holder	Class of Stock	Stock Certificate No.
Cheniere Energy Partners, LP	Cheniere Subsidiary Holdings, LLC	Subordinated Units of LP Interest	2

Cheniere Subsidiary Holdings, LLC	Cheniere LNG Holdings, LLC	Common	1

Cheniere FLNG, LP	Cheniere Subsidiary Holdings, LLC	LP Interests	3

Cheniere FLNG, LP	Cheniere FLNG-GP, LLC	GP Interests	1

Cheniere FLNG-GP, LLC	Cheniere Subsidiary Holdings, LLC	Common	4

Schedule 3

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTEREST

Uniform Commercial Code Filings

Secretary of State of the State of Delaware

Schedule 4

JURISDICTION OF ORGANIZATION AND LOCATION OF CHIEF EXECUTIVE OFFICE

Guarantor	Jurisdiction of Organization	Location of Chief Executive Office	Organization Identification No.	Tax Identification Number
Cheniere Energy, Inc.	Delaware	700 Milam Street, Suite 800 Houston, Texas 77002	2005509	95-4352386

Cheniere LNG Holdings, LLC	Delaware	2215-B Renaissance Drive, Suite 5, Las Vegas, NV 89119	4016426	20-3313086

Cheniere Subsidiary Holdings, LLC	Delaware	2215-B Renaissance Drive, Suite 5, Las Vegas, NV 89119	4358731	26-0249035

Cheniere FLNG-GP, LLC	Delaware	700 Milam Street, Suite 800 Houston, Texas 77002	3895059	None

Annex I

to

Guarantee and Pledge Agreement

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Pledge Agreement dated as of May 31, 2007 (the “Agreement”), made by the Guarantors and Grantors parties thereto for the benefit of The Bank of New York, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The terms of Section 7.1(a) of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.1(a) of the Agreement.

[NAME OF ISSUER]

By
Title

Address for Notices:

Fax: